EXHIBIT 99

UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT  06506-0901
203.499.2812 Fax:  203.499.3626

]

NEWS RELEASE

February 24, 2009                                                                                                                         Analyst Contact: Susan Allen (203) 499-2409

UIL Holdings Corporation Declares Quarterly Dividend

UIL Holdings Corporation (NYSE: UIL), announced that its Board of Directors, declared a quarterly dividend of $0.432 per share on its Common Stock at yesterday’s Board meeting. This dividend is payable April 1, 2009 to shareowners of record at the close of business on March 18, 2009.

UIL Holdings Corporation (NYSE:UIL), headquartered in New Haven, Connecticut, is the holding company for The United Illuminating Company, a regulated utility providing electricity and energy related services to 324,000 customers in the Greater New Haven and Bridgeport.  For more information on UIL Holdings, visit us at http://www.uil.com.